Exhibit 23
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Consent of Independent Accountants
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We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statement on Form S-3 (No. 333-10847), Registration Statement on Form S-8 (No. 33-87064), Registration Statement on Form S-8 (No. 33-76864) and Registration Statement on Form S-8 (No. 333-42329) of Advanced Machine Vision Corporation (formerly Applied Laser Systems or ARC Capital) of our report dated February 29, 2000 relating to the financial statements and financial statement schedule, which appear in this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Portland, Oregon
March 30, 2000